Exhibit 99.1

QUICKSILVER LAUNCHES $675 MILLION OFFERING OF SENIOR NOTES

FORT WORTH, TEXAS (June 3, 2013) – Quicksilver Resources Inc. (“Quicksilver”) (NYSE: KWK) announced today that it intends to make a private offering of $675 million aggregate principal amount of senior notes due 2021 (the “Offering”), subject to market and other conditions.
Quicksilver intends to use the net proceeds from the Offering, the net proceeds from the expected $600 million senior secured second priority term loan facility maturing in 2019, the net proceeds from the expected private offering of $200 million aggregate principal amount of senior second priority secured notes and cash on hand, to (i) repurchase any and all of its outstanding 81/4% Senior Notes due 2015 (the “2015 Senior Notes”), its outstanding 113/4% Senior Notes due 2016 (the “2016 Senior Notes”) and its 71/8% Senior Subordinated Notes due 2016 (the “2016 Subordinated Notes”) validly tendered in a previously announced tender offer and related consent solicitation (the “Tender Offer”), (ii) pay any fees and expenses for the Tender Offer and for a previously announced consent solicitation with respect to its 91/8% Senior Notes due 2019 (the “2019 Senior Notes”) (the “Consent Solicitation”), including any applicable consent solicitation fees, tender premiums and accrued interest on the 2015 Senior Notes, the 2016 Senior Notes, the 2016 Subordinated Notes and the 2019 Senior Notes, and (iii) in its discretion, repurchase, redeem or discharge the 2015 Senior Notes, the 2016 Senior Notes or the 2016 Subordinated Notes, if any, that remain outstanding after the completion of the Tender Offer.
The senior notes have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the U.S. Securities Act of 1933, as amended. This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.
About Quicksilver Resources
Fort Worth, Texas-based Quicksilver is an independent oil and gas company engaged in the exploration, development and acquisition of oil and gas, primarily from unconventional reservoirs including gas from shales and coal beds in North America. Quicksilver's Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta.
Forward-looking Statements
Certain statements contained in this press release and other materials we file with the SEC, or in other written or oral statements made or to be made by us, other than statements of historical fact, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include: changes in general economic conditions; fluctuations in natural gas, NGL and oil prices; failure or delays in achieving expected production from exploration and development projects; uncertainties inherent in estimates of natural gas, NGL and oil reserves and predicting natural gas, NGL and oil reservoir performance; effects of hedging natural gas, NGL and oil prices; fluctuations in the value of certain of our assets and liabilities; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters, customers and counterparties; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; delays in construction of transportation pipelines and gathering, processing and treating facilities; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; failure or delay in completing strategic transactions; the effects of existing or future litigation; failure to complete the transactions described in this press release; and additional factors described elsewhere in this press release.
This list of factors is not exhaustive, and new factors may emerge or changes to these factors may occur that would impact our business. Additional information regarding these and other factors may be contained in our filings with the SEC, especially on Forms 10-K, 10-Q and 8-K. All such risk factors are difficult to predict, and are subject to material uncertainties that may affect actual results and may be beyond our control. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.
All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.
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Investor & Media Contact:
David Erdman
(817) 665-4023

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